Exhibit 10.1

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both (a) not material and (b) is the type that the registrant customarily and actually treats as private or confidential.

Table of Contents

1. Definitions; Interpretation. *4*

1.1 Definitions. ____ 4

1.2 Interpretation. ____ 12

2. Purchase and Sale of the Shares. *12*

3. Closing. *12*

3.1 Closing. ____ 12

3.2 Investors' Closing Deliverables. ____ 13

3.3 Company's Closing Deliverables. ____ 13

4. Representations and Warranties of the Company. *14*

4.1 Organization, Good Standing and Qualification. ____ 14

4.2 Authorization and Enforceability. ____ 14

4.3 No Conflict. ____ 14

4.4 Consents. ____ 15

4.5 Valid Issuance. ____ 15

4.6 Capitalization. ____ 15

4.7 SEC Filings; Financial Statements. ____ 16

4.8 No Material Adverse Change. ____ 17

4.9 Compliance with Laws. ____ 17

4.10 Permits. ____ 18

4.11 Tax Matters. ____ 19

4.12 Real Properties; Title. ____ 19

4.13 Title to Assets. ____ 20

4.14 No Proceedings. ____ 20

4.15 Insurance. ____ 20

4.16 Securities Matters. ____ 20

4.17 CFIUS. ____ 21

4.18 Brokers and Finders. ____ 21

4.19 Employment Matters. 22

4.20 Intellectual Property. 22

4.21 Regulatory Compliance. 23

4.22 Clinical Studies. 24

4.23 Compliance with Data Privacy Laws. 24

5. Representations and Warranties of the Investors. 24

5.1 Organization and Existence. 24

5.2 Authorization and Enforceability. 25

5.3 No Conflict. 25

5.4 Consents. 25

5.5 Investment Purpose. 26

5.6 Evaluation of Risks. 26

5.7 Disclosure of Information. 26

5.8 Accredited Investor. 26

5.9 No General Solicitation. 27

5.10 Consultation with Own Advisors. 27

5.11 Trading Activities. 27

5.12 Reliance on Exemptions; Resale of Shares. 27

5.13 Brokers and Finders. 27

5.14 Other Matters. 28

6. Closing Conditions. 28

6.1 Conditions to Obligations of the Investors. 28

6.2 Conditions to Obligations of the Company. 29

6.3 Frustration of Closing Conditions. 30

7. Covenants and Agreements. 30

7.1 Observer Appointment Right. 30

7.2 Business Collaboration Agreement Negotiations. 32

7.3 CFIUS Notice. 32

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 16, 2025, by and among GRAIL, INC., a corporation organized under the Laws of the State of Delaware, United States of America (the “Company”), SAMSUNG C&T CORPORATION, a corporation organized under the Laws of the Republic of Korea (the “Samsung C&T”), SAMSUNG ELECTRONICS SINGAPORE PTE. LTD, a private company limited by shares organized under the Laws of Singapore (“Samsung Electronics Singapore” and together with Samsung C&T, each an “Investor” and collectively, the “Investors”) and SAMSUNG ELECTRONICS CO., LTD., a corporation organized under the Laws of the Republic of Korea (“Samsung Electronics”).

RECITALS
A.     The Investors wish to purchase the Shares from the Company, and the Company wishes to sell and issue the Shares to the Investors, upon the terms and subject to the conditions stated in this Agreement;
B.    The shares of Common Stock are listed for trading on the Nasdaq Global Select Market under the symbol “GRAL”; and
C.    The offer and sale of the Shares issuable hereunder will be made in reliance upon Section 4(a)(2) and/or Rule 506(b) of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the transactions to be made hereunder.
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Interpretation.
1.1Definitions.
For the purposes of this Agreement, the following terms shall have the meanings set forth below.
“1933 Act” has the meaning set forth in the Recitals.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person, as such terms are used in and construed under Rule 405 promulgated under the 1933 Act.
“Agreement” has the meaning set forth in the Recitals.
“Anti-Corruption Laws” means the FCPA and any other applicable foreign or domestic bribery, corruption, gratuities, fraud, or kickback Laws.
“Board of Directors” means the board of directors of the Company.
“Business Collaboration Agreement” has the meaning set forth in Section 6.1(f).
“Business Day” means a day, other than a Saturday or Sunday, on which banks in Korea, Singapore or the State of California, United States of America, are open for the general transaction of business.
“Certificate of Incorporation” has the meaning set forth in Section 4.1.
“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.
“CFIUS Approval” means that (a) CFIUS has issued a written notice to the parties that it has concluded all action pursuant to the DPA and has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement; (b) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (ii) the President has not taken any action within 15 days from the date the President received the report from CFIUS; (c) CFIUS has issued a written notice that the notified transaction is not a “covered transaction” within the meaning of the DPA; or (d) in the event that the parties have filed a Declaration, CFIUS has issued a written notice to the parties that it is not able to complete action under the DPA on the basis of the Declaration but has not requested that the parties file a CFIUS Notice.
“CFIUS Notice” has the meaning set forth in Section 7.3.
“Claim” has the meaning set forth in Section 8.1(a).
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Company” has the meaning set forth in the Recitals.
“Company Permits” has the meaning set forth in Section 4.10.
“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) and directors of the Company.
“Contract” means any legally binding agreement, contract, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation (whether oral or written).
“Control” (including the terms “controlling”, “controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Cross-Receipt” has the meaning set forth in Section 3.2(a).
“Declaration” has the meaning set forth in Section 7.3.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any comprehensive Sanctions.
“Distribution” has the meaning set forth in Section 5.14.
“DPA” has the meaning set forth in Section 4.17.
“EDGAR system” has the meaning set forth in Section 4.7(a).
“Effectiveness Period” has the meaning set forth in Section 7.8(a)(i).
“Enforceability Limitations” means (a) the applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting the enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Export Controls” means any restrictions on the export, reexport, or transfer of items, technology, and services, as administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of State’s Directorate of Defense Trade Controls, or any other Governmental Authority that has the authority to impose or administer similar export restrictions with respect to the Company, any Subsidiary or their respective businesses.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FDA” means the U.S. Food and Drug Administration.

“Financial Statements” mean the financial statements of the Company and the Subsidiaries included in (a) the Company’s Annual Report on Form 10-K for the one (1)-year period ended December 31, 2024 and (b) the Company’s Quarterly Reports on Form 10-Q for the three (3)-month periods ended March 31, 2025 and June 30, 2025, respectively.
“GAAP” has the meaning set forth in Section 4.7(b).
“Government Official” means any officer, director or employee (elected, appointed or career) of any Governmental Authority. Without limiting the foregoing, “Government Official” includes any government officer or employee, any officer or employee of any government-controlled entity or public international organization, any employee of a government-owned or controlled (in whole or in part) business, any Person acting in an official capacity for or on behalf of any Governmental Authority, or any political party, party official, or candidate for public office. In addition, “Government Official” includes any immediate relative of any Person described above. Immediate relatives include any of the following relations, whether by blood or through marriage: spouse, parent, child, sibling, and grandparent/child.
“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, in each case, having authority to enforce and administer Laws.
“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act.
“Indemnified Damages” has the meaning set forth in Section 8.1(a).
“Indemnified Party” has the meaning set forth in Section 8.1(b).
“Indemnified Person” has the meaning set forth in Section 8.1(a).
“Intellectual Property” has the meaning set forth in Section 4.20.
“Investor” has the meaning set forth in the Recitals.
“Law” means any national, foreign, federal, territorial, provincial, state, local or other statute, legislation, constitution, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, ruling, directive, pronouncement, requirement, specification, determination, decision, order, law, rule or regulation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority and having the force of binding law.
“Leased Real Property” has the meaning set forth in Section 4.12.
“Lien” means any mortgage, pledge, security interest, license, sublicense, covenant not to exercise, sue or assert, right of first or last refusal or offer, encumbrance, lien or other similar charge or restriction.

“Losses” has the meaning set forth in Section 8.1(a).
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development (each, an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on: (a) the assets, liabilities, results of operations, financial condition or business of the Company and the Subsidiaries, as a whole; provided that, none of the following, individually or in the aggregate, will be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect for purposes of this clause: any Effects arising from or relating to (i) general economic or industry conditions affecting the industry in which the Company or any Subsidiary operates; (ii) changes in financial, capital, banking or securities markets in the United States of America or any other country generally; (iii) any natural disaster, or “act of God,” including weather, earthquakes, hurricanes, floods, tsunamis, tornadoes, wild fires, disasters, or other calamities or casualty events; (iv) changes in accounting requirements or principles (including GAAP) after the date hereof; (v) changes in Laws after the date hereof; (vi) the taking of any action contemplated by the Transaction Documents; or (vii) any failure, in and of itself, of the Company or any Subsidiary to meet or achieve any projections, forecasts, estimates, plans, predictions, performance metrics, or operating statistics, provided that, this clause (vii) will not prevent a determination that any Effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such Effect is not otherwise excluded from this definition of Material Adverse Effect); other than, with respect to clauses (i), (ii), (iii), (iv) and (v), changes that disproportionately and adversely impact the Company or any Subsidiary relative to other companies in the industry in which the Company or such Subsidiary operates; or (b) the ability of the Company to timely perform its obligations under the Transaction Documents.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Negotiating Parties” means, with respect to a Person, such Person’s subsidiaries, officers, directors and “controlling shareholders” (as defined in Treasury Regulations Section 1.355-7(h)(3)) and any Persons acting with the implicit or explicit permission of any of the foregoing.
“Observer” has the meaning set forth in Section 7.1.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Ongoing Exclusivity” has the meaning set forth in Section 7.1.
“Order” means any binding and enforceable order, injunction, judgment, decree, consent decree, settlement agreement, enactment, ruling, writ, assessment, award, subpoena, stipulation, verdict or other decision of any arbitral body of competent jurisdiction or any Governmental Authority.
“Permit” means a consent, approval, license, registration, permit, certificate, authorization or waiver of, or the expiration of any applicable waiting period from, any Governmental Authority.
“Permitted Liens” means (a) conditions, easements, covenants, restrictions, agreements, rights-of-way, encroachments and other minor defects or irregularities or imperfections in title, if any, which are not yet due and payable, none of which materially impairs the operations of the Company or any Subsidiary, (b) zoning, land use or similar ordinances, restrictions, by-laws and regulations of any Governmental Authority (including municipal by-laws and regulations, restrictive covenants and other land use limitations) which are not violated by the current use and operation of the Leased Real Property, none of which materially impairs the operations of the
Company or any Subsidiary, (c) Liens for Taxes not delinquent or which are being contested in good faith by appropriate proceedings and for which the adequate reserves have been established in accordance with GAAP, (d) statutory or contractual Liens of landlords or otherwise affecting the underlying freehold interest of any leased property, banks (and rights of set-off), of carriers, mechanics, repairmen, workmen and materialmen and other Liens imposed by Law, in each case incurred in the ordinary course of business for amounts not yet due and payable that are not resulting from a breach, default or violation by the Company or any Subsidiary, (e) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder (and any Liens created by such lessor or sublessor on such party’s leasehold) that are not resulting from a breach, default or violation by the Company or any Subsidiary and (f) non-monetary Liens that, individually or in the aggregate, do not, and would not reasonably be expected to, impair or affect the use or occupancy of the underlying asset to the Company or any Subsidiary in any material respect.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
“Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (a) any information that would qualify as “protected health information” under HIPAA; and (b) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws.
“Plan” has the meaning set forth in Section 4.19.
“Privacy Laws” has the meaning set forth in Section 4.23.
“Privacy Statements” has the meaning set forth in Section 4.23.
“Proceeding” means any action, suit, litigation, claim, summons, suit, litigation, arbitration, mediation, citation, complaint, inquiry, audit, examination, prosecution or arbitration, or investigation or other proceeding of any kind whatsoever, commenced, brought, conducted or heard by or before (or that would be before) any Governmental Authority.
“Process” or “Processing” has the meaning set forth in Section 4.23.
“Purchase Price” means $70.05 per share.
“Real Property Leases” has the meaning set forth in Section 4.12.
“Registrable Securities” means the Shares issued or issuable to the Investors pursuant to this Agreement, including any other equity security of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. Registrable Securities shall cease to be Registrable Securities as to any Investor upon the earliest to occur of: (a) the date on which such Investor shall have resold any such Registrable Securities covered by the Registration Statement pursuant to the Registration Statement or in accordance with Rule 144 (or another exemption from the registration requirements of the 1933 Act) and (b) the date on which such Registrable Securities may be resold by such Investor without registration and without regard to any volume or manner-of-sale limitations imposed by reason of Rule 144.
“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Restricted Period” has the meaning set forth in Section 7.6.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“Samsung C&T” has the meaning set forth in the Recitals.
“Samsung Electronics” has the meaning set forth in the Recitals.
“Samsung Electronics Singapore” has the meaning set forth in the Recitals.
“Sanction(s)” means any economic, financial, or trade sanction or similar restriction or penalty imposed or administered by OFAC or any other Untied States, European Union or United Kingdom Governmental Authority that has the authority to impose or administer sanctions with respect to the Company, its Subsidiaries or their respective businesses.
“SEC” has the meaning set forth in the Recitals.
“SEC Filings” means, collectively, the reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof (including the exhibits thereto and documents incorporated by reference therein).
“Shares” means (i) in respect of Samsung C&T, 785,154 shares of Common Stock and (ii) in respect of Samsung Electronics Singapore, 785,154 shares of Common Stock, in each case issued and sold pursuant to this Agreement.
“Shelf Registration Statement” has the meaning set forth in Section 7.8(a)(i).
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“SOC Agreement” has the meaning set forth in Section 6.1(g).
“Submissions” has the meaning set forth in Section 4.21.
“Subscription Amount” means with respect to each Investor, the aggregate amount to be paid for the Shares purchased hereunder by such Investor.
“Subsequent Shelf Registration Statement” has the meaning set forth in Section 7.8(a)(ii).
“Subsidiary” means any entity (a) in which the Company, directly or indirectly, owns or Controls more than 50% of the voting equity interests or has the power to elect or direct the election of a majority of the members of the governing body of such Person, or (b) which is required to be consolidated with the Company under GAAP.
“Tax” or “Taxes” means any and all taxes, charges, fees, levies, tariffs, imposts, duties or other assessments of any kind whatsoever, in each case, in the nature of a tax, imposed by or payable to any federal, state, provincial, local, or foreign tax authority, including net income, gross income, net receipts, gross receipts, profit, severance, real or personal property, production, sales, use, intangibles, license, excise, occupation, franchise, employment, social security, workers’ compensation, unemployment compensation, stamp, occupation, premium, windfall profits, occupancy, payroll, withholding or back-up withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, estimated or other tax, custom, duty, governmental fee or other similar governmental charge, together with any interest, fine, penalty, addition to tax or additional amount imposed with respect thereto.
“Tax Matters Agreement” has the meaning set forth in Section 4.11.
“Tax Return” means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed with a Governmental Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws relating to any Tax (including any amendment thereof or supplement thereto).
“Threshold Ownership Percentage” has the meaning set forth in Section 7.1.
“Threshold Shares” has the meaning set forth in Section 7.1.
“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements explicitly contemplated hereunder, excluding, for the avoidance of doubt, the Business Collaboration Agreement executed between the Company and Samsung C&T and the SOC Agreement executed between the Company and Samsung Electronics.

“Transfer Agent” means the transfer agent of the Company for the shares of Common Stock.
“Violations” has the meaning set forth in Section 8.1(a).
1.2Interpretation.
(a)Unless otherwise indicated to the contrary herein by the context or use thereof, in this Agreement (i) the words, “herein,” “hereto,” “hereof,” “hereby” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or paragraph of this Agreement, (ii) the words “include,” “includes,” or “including” means “including, but not limited to,” (iii) the word “or” shall not be exclusive, (iv) the phrase “ordinary course of business” means the ordinary and usual course of the Company’s (or any Subsidiary’s, as applicable) business, consistent with past practice, (v) the words “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if,” (vi) masculine gender shall also include the feminine and neutral genders, vice versa and so on, and (vii) words importing the singular shall also include the plural, and vice versa.
(b)Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
(c)Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(d)All references to currency, monetary values, “$” and dollars set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars.
(e)Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
2.Purchase and Sale of the Shares.
On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investors, and the Investors will purchase from the Company, the Shares at a price per Share equal to the Purchase Price, free and clear of any and all Liens, other than Liens arising pursuant to this Agreement or applicable securities Laws.
3.Closing.
3.1Closing.
The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on the seventh (7th) Business Day following the satisfaction or waiver of the conditions set forth in Sections 6.1 (Conditions to Obligations of the Investors) and 6.2 (Conditions to Obligations of the Company) (other than those conditions that by their nature are to be satisfied at the Closing), or on such other date as may be mutually agreed to by the Company and the Investors (the “Closing Date”). The Closing shall be held by the remote exchange of documents unless the Investors and the Company mutually agree in writing otherwise.
3.2Investors’ Closing Deliverables.
At the Closing, each Investor shall deliver or cause to be delivered to the Company each of the following deliverables, any of which may be waived by the Company:
(a)a duly executed cross-receipt in form and substance reasonably satisfactory to each party (the “Cross-Receipt”);
(b)the Subscription Amount payable by such Investor via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company no later than two (2) Business Days prior to the Closing Date; and
(c)solely with respect to Samsung C&T, copies of any and all Permits necessary to be obtained or delivered by Samsung C&T pursuant to the Foreign Exchange Transactions Act of Korea for consummation of the purchase of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
3.3Company’s Closing Deliverables.
At the Closing, the Company shall deliver or cause to be delivered to each Investor each of the following deliverables, any of which may be waived by such Investor:
(a)a duly executed Cross-Receipt;
(b)a duly executed instruction letter to the Transfer Agent, acknowledged in writing by the Transfer Agent, instructing the Transfer Agent to deliver the Shares to such Investor;
(c)copies of any and all Permits necessary to be obtained or delivered by the Company for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;
(d)a copy of the Notification Form: Listing of Additional Shares for the listing of the Shares, as filed with Nasdaq;
(e)a certificate in form and substance reasonably satisfactory to the Investors and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to the Closing set forth in Sections 6.1(a), (b), (c), (d) and (e) of this Agreement have been fulfilled; and
(f)a certificate of the secretary of the Company, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (ii) certifying the current versions of the Certificate of Incorporation and bylaws of the Company and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
4.Representations and Warranties of the Company.
The Company hereby represents and warrants to the Investors that, except as set forth in the SEC Filings, as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):
4.1Organization, Good Standing and Qualification.
The Company is an entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as described in the SEC Filings. The Company is not in violation or default of any of the provisions of its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or other organizational or constitutive documents. The Company is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has no Subsidiaries other than those disclosed in the SEC Reports.
4.2Authorization and Enforceability.
The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of the this Agreement, (b) the authorization of the performance of all obligations of the Company hereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes valid and binding obligations of the Company enforceable in accordance with their terms, except for the Enforceability Limitations.
4.3No Conflict.
Neither the execution, delivery or performance by the Company of the Transaction Documents to be executed by the Company, nor the consummation by the Company of the transactions contemplated by the Transaction Documents will (a) violate any provision of the Certificate of Incorporation or bylaws of the Company, (b) conflict with or result in a violation of or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
4.4Consents.
Assuming the accuracy of the representations and warranties of each Investor set forth herein, neither the execution and delivery of the Transaction Documents by the Company, nor the issuance and sale of the Shares or the performance and compliance by the Company with the terms and conditions under the Transaction Documents, will require any consent, approval, authorization, filing with or order of or registration with, any court or government agency or body, other than (a) as have been or will be obtained or made under the 1933 Act or the 1934 Act, (b) the filing of any requisite notices and/or applications to Nasdaq and the listing of the Shares for trading thereon in the time and manner requires thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the Registration Statement required to be filed by this Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.
4.5Valid Issuance.
The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of any and all Liens (other than Liens arising pursuant to this Agreement or applicable securities Laws), and shall not be subject to preemptive or similar rights of any Person. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Assuming the accuracy of the representations and warranties of the Investors in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities Laws.
4.6Capitalization.
The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Filings containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filings. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except for restricted stock units, stock options and other incentive equity or equity-linked awards granted to employees, directors and other service providers of the Company and its Subsidiaries that have been disclosed in the SEC Filings, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Filings; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
4.7SEC Filings; Financial Statements.
(a)True and complete copies of the SEC Filings are available to the Investors through the Electronic Data Gathering, Analysis and Retrieval system (the “EDGAR system”) (other than any information for which the Company has received confidential treatment from the SEC). The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof for the twelve (12) months preceding the date hereof. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b)The Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such Financial Statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, normal year-end audit adjustments and as otherwise permitted by Form 10-Q under the 1934 Act).

(c)Except as would not have or reasonably be expected to result in a Material Adverse Effect, there is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in SEC Filings and is not so disclosed.
(d)The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that is designed to comply with the requirements of the 1934 Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since December 31, 2024, to the Company’s Knowledge, there have been no significant deficiencies or material weaknesses detected in the Company’s or any of the Subsidiaries’ internal control over financial reporting (whether or not remediated) and no change in the Company’s or any of the Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or such Subsidiary’s internal control over financial reporting. To the Company’s Knowledge, there has been no change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s or any of the Subsidiaries’ internal control over financial reporting.
4.8No Material Adverse Change.
Since June 30, 2025, except as specifically set forth in a subsequent SEC Filing filed prior to the date hereof, there has not been any event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.9Compliance with Laws.
(a)Neither the Company nor any of its Subsidiaries (i) is in violation of, or in the past five years has received any written notices of violations with respect to, any Laws applicable to it or its business, operations or properties or (ii) in the past five years has received written notice or, to the Company’s Knowledge, verbal notice to the effect that a Governmental Authority claimed or alleged that the Company or such Subsidiary (as applicable) was not in compliance with any Laws applicable to it or its business, operations or properties, except in each case as would not have or reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)In the past five years, neither the Company or any Subsidiary nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary: (i) been charged with or convicted of violating any Anti-Corruption Laws; (ii) received any written or, to the Company’s Knowledge, other notice of any allegation or Proceeding with regard to a potential violation of any Anti-Corruption Law; or (iii) made, offered or promised to make, or authorized the making of, any payment to any Government Official, or to any Person while knowing that such Person had offered or would offer to pay, promise, or authorize, or cause to be offered, paid, promised, or authorized, anything of value, to any Government Official, in each case in furtherance of, or with the intent or purpose of, corruptly (A) influencing any act or decision of such Government Official in his or her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of a lawful duty, (C) securing any improper advantage; or (D) otherwise in violation of any applicable Anti-Corruption Law. For purposes of this Section 4.9(b), “anything of value” includes money, gifts, meals, entertainment, travel, lodging, charitable donations, and political contributions.
(c)Neither the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary is: (i) the subject or target of any Sanctions, (ii) included on any Sanctions list (including the OFAC’s List of Specially Designated Nationals or any similar list enforced by any United States, European Union or United Kingdom Governmental Authority) or (iii) located, organized or resident in a Designated Jurisdiction.
(d)Neither the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary has: (i) violated, or been charged with or convicted of violating, any Export Controls; or (ii) received any written or, to the Company’s Knowledge, other notice of any allegation or Proceeding with regard to a potential violation of any Export Controls.
(e)The Company has been in compliance with applicable Nasdaq continued listing requirements. There is no Proceeding pending or, to the Company’s Knowledge, threatened, against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor, to the Company’s Knowledge, is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.10Permits.
The Company and the Subsidiaries possess all material Permits necessary to conduct their respective businesses as presently conducted, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (such Permits, the “Company Permits”). Neither the Company nor any Subsidiary has in the past three years received any written notice of Proceeding relating to the revocation or modification of any Company Permit that, if determined adversely to the Company or such Subsidiary (as applicable), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.11Tax Matters.
(a)Each of the Company and the Subsidiaries has filed (or filed for an extension for) all material Tax Returns required to have been filed by the Company and such Subsidiary with the appropriate Governmental Authority, except where failure to file such Tax Returns would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)Each of the Company and the Subsidiaries has paid all material Taxes shown on Tax Returns or otherwise owed by it, other than Taxes being contested in good faith and except where failure to pay such Taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(c)The Company and the Subsidiaries have made adequate charges, accruals and reserves in the Financial Statements in respect of all Taxes, except to the extent of any inadequacy that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(d)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Taxes that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the appropriate Governmental Authority or third party when due, other than Taxes being contested in good faith and for which adequate reserves have been made on the Financial Statements.
(e)There are no Liens for Taxes pending or, to the Company’s Knowledge, threatened against the Company, any Subsidiary or any of their respective assets or property, other than Liens for Taxes not yet due and payable or Taxes being contested in good faith and for which adequate reserves have been made on the Financial Statements.
(f)The Company is not a party to or bound by any Tax indemnity, Tax sharing, Tax reimbursement or Tax allocation Contract, or any other contractual obligation to pay the Tax obligation of another Person or to pay the Tax obligations with respect to transactions relating to any other Person, in each case other than (i) pursuant to any Contract entered into in the ordinary course of business the primary purpose of which is not Taxes and (ii) the Tax Matters Agreement, dated as of June 21, 2024, by and between Illumina, Inc. and GRAIL, LLC, a Delaware limited liability company and predecessor in interest to the Company (the “Tax Matters Agreement”); provided, however, that except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has complied with the Tax Matters Agreement and, to the Company’s Knowledge, there has not been any event, occurrence or circumstance that may result in a breach of the Tax Matters Agreement by the Company.
4.12Real Properties; Title.
The Company or the applicable Subsidiary holds a good, valid and existing leasehold interest under each of the leases, subleases or other occupancy agreements (including all amendments, modifications, guaranties and other agreements with respect thereto, collectively, the “Real Property Leases”), pursuant to which the Company or such Subsidiary leases, subleases or occupies any real property or interest therein (each such property, “Leased Real Property”) according to the terms set forth therein, free and clear of all Liens, other than Permitted Liens, except in each case as would not have or reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any applicable Subsidiary owns any real property.
4.13Title to Assets.
Except for assets disposed of in the ordinary course of business since December 31, 2024, each of the Company and the Subsidiaries has good and valid title to, or a valid leasehold interest in, all of the personal properties and assets, tangible or intangible, shown to be owned or leased by it on the Financial Statements, free and clear of any Lien (other than Permitted Lien), in good operating condition (normal wear and tear expected) and fit for use in the ordinary course of business, except in each case as would not have or reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.14No Proceedings.
There are no Proceedings or Orders pending, commenced or, to the Company’s Knowledge, threatened against: (a) the Company or any of the Subsidiaries or (b) any property of the Company or any of the Subsidiaries is or may reasonably be expected to become the subject other than proceedings (i) accurately described in all material respects in the SEC Reports or (ii) that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No stop order or suspension of trading has been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
4.15Insurance.
The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgment are prudent and customary in the businesses in which they are engaged. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance policies as and when such policy expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.16Securities Matters.
(a)Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares. The Company has offered the Shares for sale only to the Investors.
(b)Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the 1933 Act and/or Rule 506(b) of Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.
(c)Assuming the accuracy of the representations and warranties of each Investor set forth in Section 5 (Representations and Warranties of the Investors and Samsung Electronics), the offer and sale of the Shares to such Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Shares does not contravene the rules and regulations of Nasdaq.
(d)The Company is not, and after giving effect to the sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(e)The Company has not taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.
(f)None of the Company, any predecessor or affiliated issuer of the Company, any director, executive officer of the Company, or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the 1933 Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3).
4.17CFIUS.
(a)The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of such term in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), or (b) the ownership, operation, maintenance, supply, manufacture or servicing of “covered investment critical infrastructure” within the meaning of such term in the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800). The Company has no current intention of engaging in such activities in the future.
4.18Brokers and Finders.
No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
4.19Employment Matters.
Except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Code, including its Subsidiaries, has any liability, whether fixed or contingent) (each a “Plan”) (a) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (b) with respect to each Plan subject to Title IV of ERISA (if any) (i) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (ii) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (c) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (d) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
4.20Intellectual Property.
The Company and its Subsidiaries own, or have valid and enforceable rights to use, any and all inventions, patent applications, patents, trademarks, trade names, service names, service marks, trade dress, logos, domain names, social media identifiers and accounts, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures), software, database and data collections, and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. There are no third parties who have rights to any Intellectual Property, including through liens, security interests, or other encumbrances, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge: (a) there is no infringement by third parties of any Intellectual Property, and (b) the conduct of the business by the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate any intellectual property of any third party, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s Knowledge, is threatened: (i) challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property; (ii) challenging the validity, enforceability or scope of any Intellectual Property; or (iii) alleging that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other intellectual property or proprietary rights of any third party, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has licensed any Intellectual Property to any third party, and to the Company’s Knowledge all such agreements are in full force and effect. To the Company’s Knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property. The Company and its Subsidiaries have entered into binding, written agreements with each current and former employee and independent contractor of the Company and its Subsidiaries who have participated in the development of material Intellectual Property for or on behalf of the Company or any of its Subsidiaries related to the technological attributes of the Company’s products, whereby such employees and independent contractors assign to the Company or any of its Subsidiaries any ownership interest and right they may have in all such Intellectual Property.
4.21Regulatory Compliance.
Neither the Company nor any of its Subsidiaries has in the three years prior to the date of this Agreement failed to file with the applicable Governmental Authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission (“Submissions”), except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; all such Submissions were in compliance with applicable Laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such Submissions, except for such noncompliant Submissions or any deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has in the three years prior to the date of this Agreement operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority.
4.22Clinical Studies.
The preclinical studies and tests and clinical trials described in the SEC Reports were, and, if still pending, are being conducted in all material respects in accordance with the applicable Laws for products or product candidates comparable to those being developed by the Company; and the Company has not in the three years prior to the date of this Agreement received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.
4.23Compliance with Data Privacy Laws.
Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) the Company and its Subsidiaries are, and during the past three years have been, in compliance with applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including to the extent applicable, HIPAA, the EU General Data Protection Regulation (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”); (ii) to ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data (the “Privacy Statements”); (iii) to the extent required under the Privacy Laws, the Company and its Subsidiaries have, during the past three years, provided notice of their Privacy Statements then in effect to its customers, employees and third party vendors; and (iv) to the Company’s Knowledge, none of such disclosures made or contained in any Privacy Statements have been inaccurate, misleading or in violation of any Privacy Laws.

5.Representations and Warranties of the Investors and Samsung Electronics.
Each Investor and Samsung Electronics, severally and not jointly, hereby represents and warrants to the Company that as of the date hereof and the Closing Date:
5.1Organization and Existence.
Such Investor and Samsung Electronics is an entity duly organized and validly existing under the Laws of the jurisdiction of its organization.
5.2Authorization and Enforceability.
Such Investor and Samsung Electronics has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of such Investor or Samsung Electronics, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of the Transaction Documents, (b) the authorization of the performance of all obligations of such Investor and Samsung Electronics hereunder or thereunder, and (c) the acquisition of the Shares. Such Investor’s or Samsung Electronics' execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. Each of the Transaction Documents has been duly executed and delivered by such Investor or Samsung Electronics and, assuming due authorization, execution and delivery by the Company, constitutes valid and binding obligations of such Investor and Samsung Electronics enforceable in accordance with their terms, except for the Enforceability Limitations.
5.3No Conflict.
Neither the execution, delivery or performance by such Investor or Samsung Electronics of the Transaction Documents to be executed by such Investor or Samsung Electronics, nor the consummation by such Investor and Samsung Electronics of the transactions contemplated by the Transaction Documents will, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in a breach of or constitute a default under (or an event which might, with the passage of time or the giving of notice, or both, constitute a default), result in any (or give rise to a right of) termination, cancellation, modification or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of such Investor or Samsung Electronics or result in a loss of any benefit to which such Investor or Samsung Electronics is entitled, result in the creation or imposition of any Lien upon any assets or property of such Investor or Samsung Electronics (other than a Permitted Lien), require the consent of any third party that has not been obtained, or provide any third party with or trigger any right of first offer, right of first refusal or any similar right, under: (a) the organizational or constitutive documents of such Investor, (b) any Law or Permit to which such Investor or Samsung Electronics is subject, (c) any Order applicable to such Investor or Samsung

Electronics or (d) any provision of any material Contract to which such Investor or Samsung Electronics is a party or by which it may be bound.
5.4Consents.
Neither the execution and delivery of the Transaction Documents by such Investor or Samsung Electronics, nor the performance and compliance by such Investor or Samsung Electronics with the terms and conditions hereof or thereof, nor the consummation by such Investor and Samsung Electronics of the transactions contemplated by the Transaction Documents, will require any consent of, action by or in respect of, or filing with, any Person, including any Governmental Authority, other than filings that will be made by Samsung C&T as required under foreign exchange regulations of the Republic of Korea.
5.5Investment Purpose.
Such Investor is acquiring the Shares for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to Section 7.8 of this Agreement or an applicable exemption under the 1933 Act. Such Investor is acquiring the Shares hereunder in the ordinary course of its business, and does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any Person or entity. Neither such Investor, nor any Affiliate of such Investor, is a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.6Evaluation of Risks.
Such Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Shares and of protecting its interests in connection with the transactions contemplated hereby. Such Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that such Investor may lose all or a part of its investment.
5.7Disclosure of Information.
Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that no officer, director, attorney, broker-dealer, placement agent, finder or other person affiliated with the Company has given such Investor any information or made any representations, oral or written, other than as expressly provided in this Agreement, on which such Investor has relied upon in deciding to invest in the Shares. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor has sought its own accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
5.8Accredited Investor.
At the time such Investor was offered the Shares, it was, and as of the date hereof and the Closing Date, is an “accredited investor” within the meaning of Rule 501 under the 1933 Act. Such Investor is capable of properly evaluating the risks and merits of its purchase of the Shares.
5.9No General Solicitation.
Such Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.
5.10Consultation with Own Advisors.
Such Investor and Samsung Electronics acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors.
5.11Trading Activities.
Such Investor and Samsung Electronics has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor or Samsung Electronics, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company’s securities) during the period commencing as of the time that such Investor or Samsung Electronics first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Investor and Samsung Electronics.
5.12Reliance on Exemptions; Resale of Shares.
Such Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the

Shares. Such Investor represents and warrants that it will resell Shares purchased or acquired by such Investor from the Company pursuant to this Agreement only in a manner in compliance with all applicable United States federal and applicable state securities Laws. Such Investor further acknowledges that the removal of the restrictive legend from certificate(s) or book-entry statement(s) representing the Shares is predicated, in part, upon the truth and accuracy of, and such Investor’s compliance with, the representations and warranties set forth in this Section 5.12.
5.13Brokers and Finders.
No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon such Investor or Samsung Electronics for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor or Samsung Electronics.
5.14Other Matters.
During the two-year period ending on June 24, 2024, none of the Investor, Samsung Electronics or any of its Negotiating Parties had any communications with Illumina, Inc., the Company or any of their respective Negotiating Parties regarding either: (a) the combination, directly or indirectly, of (i) all or any portion of the assets of either Investor or Samsung Electronics or their respective subsidiaries with (ii) all or any portion of the assets or business operations of the Company or any of its subsidiaries (including any assets and business operations of Illumina that were transferred to the Company in connection with the distribution of Illumina, Inc. of 85.5% of the outstanding shares of the Company on June 24, 2024 (the “Distribution”), regardless of whether such combination could be effected by (A) stock acquisition, (B) asset acquisition, (C) merger, (D) joint venture or (E) otherwise; or (b) the acquisition, directly or indirectly, by either Investor or Samsung Electronics or their respective subsidiaries of any stock of, or all or any portion of the assets or business operations of, the Company or any of its subsidiaries (including any assets and business operations of Illumina that were transferred to the Company in connection with the Distribution).
6.Closing Conditions.
6.1Conditions to Obligations of the Investors and Samsung Electronics.
The obligations of each Investor and Samsung Electronics to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by such Investor or Samsung Electronics) on or prior to the Closing Date of the following conditions:
(a)The consummation of the transactions contemplated hereby shall not have been enjoined or prohibited by applicable Laws or Order, and no Proceeding by or before any Governmental Authority challenging such transactions shall have been initiated or threatened in writing.

(b)The representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the Closing Date, in each case with the same effect as though made on such date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).
(c)The Company shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.
(d)The Company shall have delivered all of the deliverables pursuant to Section 3.3.
(e)Since the date hereof, no result, occurrence, fact, change, event or effect shall have occurred and be continuing which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
(f)A business collaboration agreement, with respect to the “Phase I” terms set forth in the term sheet attached hereto as Exhibit A, and such commencement conditions with respect to the “Phase II” terms set forth in the term sheet attached hereto as Exhibit A (the “Business Collaboration Agreement”), shall have been duly executed by the Company and Samsung C&T, on terms and in a form to be mutually agreed by the Company and Samsung C&T, by no later than January 31, 2026.
(g)A strategic and operational collaboration agreement, in the form attached hereto as Exhibit B(the “SOC Agreement”), shall have been duly executed by the Company and Samsung Electronics, by no later than January 31, 2026.
(h)The CFIUS Approval shall have been obtained.
6.2Conditions to Obligations of the Company.
The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:
(a)The consummation of the transactions contemplated hereby shall not have been enjoined or prohibited by applicable Law or Order, and no Proceeding by or before any Governmental Authority challenging such transactions shall have been initiated or threatened in writing.
(b)The representations and warranties of each Investor and Samsung Electronics contained in Section 5 shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the Closing Date, in each case with the same effect as though made on such date

(except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).
(c)Each Investor and Samsung Electronics shall have duly performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.
(d)Each Investor and Samsung Electronics shall have delivered all of the deliverables pursuant to Section 3.2.
(e)The Business Collaboration Agreement shall have been duly executed by the Company and Samsung C&T, on terms and in a form to be mutually agreed by the Company and Samsung C&T, by no later than January 31, 2026.
(f)The SOC Agreement shall have been duly executed by the Company and Samsung Electronics, by no later than January 31, 2026.
(g)The CFIUS Approval shall have been obtained.
6.3Frustration of Closing Conditions.
No party may rely, whether as a basis for not consummating the transactions contemplated by this Agreement or terminating this Agreement or otherwise, on the failure of any condition set forth in this Section 6 to be satisfied if such failure was caused by such party’s breach of this Agreement.
7.Covenants and Agreements.
7.1Observer Appointment Right.
From and after the Closing Date, (a) until the third anniversary of the Closing Date, for so long as (i) the Investors continue to collectively beneficially own all of the Shares acquired by the Investors pursuant to this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction) (the “Threshold Shares”), and (ii) the exclusivity obligations binding on Samsung C&T remain in effect under the Business Collaboration Agreement entered into as contemplated by Section 6.1(f) and Section 6.2(e) of this Agreement (“Ongoing Exclusivity”); and (b) from and after the third anniversary of the Closing Date, for so long as (i) the Investors continue to collectively beneficially own at least five percent (5%) of the total issued and outstanding shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction) (the “Threshold Ownership Percentage”), and (ii) there continues to be Ongoing Exclusivity, Samsung C&T and Samsung Electronics, acting jointly, shall have the right to designate and appoint one (1) non-voting observer (the “Observer”) to the Board of Directors, and the Company shall take any and all actions necessary to effectuate such appointment. In addition, (1) if the Investors do not collectively beneficially own a number of shares of Common Stock equal to the Threshold Shares but any Investor individually beneficially owns a number of shares of Common Stock equal to, from and after the Closing Date and until the third anniversary of the Closing Date, the Threshold Shares or, from and after the third anniversary of the Closing Date, the Threshold Ownership Percentage, either (I) Samsung C&T (if Samsung C&T owns such number of shares of Common Stock) or (II) Samsung Electronics (if Samsung Electronics Singapore owns such number of shares of Common Stock) shall have the right to designate and appoint the Observer and the Company shall take any and all actions necessary to effectuate such appointment; and (2) in the event that there is no Ongoing Exclusivity, Samsung C&T shall no longer be entitled to the right to designate and appoint the Observer pursuant to this Section 7.1 and such right shall belong exclusively to Samsung Electronics if Samsung Electronics and Samsung Electronics Singapore collectively acquire beneficial ownership of a number of shares of Common Stock equal to the Threshold Ownership Percentage within six (6) months from the date on which there is no Ongoing Exclusivity, and Samsung Electronics shall continue to have the right to designate and appoint the Observer for so long as Samsung Electronics and Samsung Electronics Singapore collectively beneficially own a number of shares of Common Stock equal to the Threshold Ownership Percentage. For the avoidance of doubt, in the event that Samsung C&T or Samsung Electronics loses the right to designate and appoint the Observer (for example, due to a failure of any applicable condition in clause (a) or (b) above or if an Investor fails to beneficially own a number of shares of Common Stock equal to the Threshold Shares or Threshold Ownership Percentage as required by clause (1) or (2) above, as applicable), neither Samsung C&T nor Samsung Electronics shall regain the right to designate and appoint the Observer, whether or not such conditions or beneficial ownership thresholds are satisfied at a later date. The Observer must be approved by the Company in advance of such appointment (which approval shall not be unreasonably delayed, conditioned or withheld). The Observer may be removed at any time for any reason or no reason upon the written direction of Samsung C&T and Samsung Electronics (acting jointly), or for cause by the Company or the Board of Directors (in which case a replacement Observer shall be appointed by Samsung C&T and Samsung Electronics), and the Company shall take any and all actions necessary to effectuate any such removal. The Observer shall be entitled to attend all regular meetings (telephonic or in person) of the Board of Directors at the expense of Samsung C&T or Samsung Electronics, as applicable, and receive all notices, minutes and other materials in respect of a meeting of the Board of Directors, including any materials provided to members of the Board of Directors at the same time and in the same manner as provided to such directors. Notwithstanding the foregoing, (i) the Observer shall not be entitled to attend any portion of any meetings (telephonic or in person) of the Board of Directors that constitutes an executive or similar session of the Board of Directors that is limited to independent directors of the Board of Directors and the Company’s independent auditors or legal counsel, as applicable, or (ii) the Company or the Board of Directors may withhold information or materials from the Observer and to exclude the Observer from all or portion of any meetings (telephonic or in person) of the Board of Directors (x) if (as reasonably determined in good faith by the Company or Board of Directors) access to such information or materials or attendance at such meeting could (A) adversely affect attorney-client or work product privilege, (B) result in a conflict of interest, (C) is otherwise required to avoid any disclosure that is restricted by any agreement with another person, or (D) is otherwise restricted by applicable legal requirements, (y) when such information or materials or discussion at any such meeting relate directly to the Company’s direct or indirect relationship, contractual or otherwise, with any Investor or any of its subsidiaries or affiliates, or any actual or potential transactions between or involving the Company, on the one hand, and any Investor or any of its subsidiaries or affiliates, on the other and (z) if and for so long as there is no Ongoing Exclusivity or Samsung C&T is in breach of its obligation under the Business Collaboration Agreement entered into as contemplated by Section 6.1(f) and Section 6.2(e) of this Agreement to not receive the right to designate or appoint a board observer, board director or other similar position in an invested company as part of any investment in a company that is conducting MCED business, e.g. developing, selling or otherwise commercializing an MCED Test or has announced or disclosed intentions to develop, sell, or otherwise commercialize an MCED Test (each term as may be defined in the Business Collaboration Agreement) (provided, however, that, this clause (z) shall not apply to the Observer designated and appointed by Samsung Electronics as provided in clause (2) of this Section 7.1). For the avoidance of doubt, the Observer shall not be entitled to attend any meeting of any committee of the Board of Directors, or receive any notices, minutes and other materials in respect of any meeting of a committee of the Board of Directors. The rights of the Observer to receive information and attend such meetings are subject to the Observer executing a confidentiality agreement in a form reasonably acceptable to the Company, Samsung C&T and Samsung Electronics and to any confidentiality agreements or terms and provisions in place between the Company and any Investor. Samsung C&T and Samsung Electronics agree that the Observer shall only share confidential information with the Investors and Samsung Electronics in accordance with and subject to the terms of such confidentiality agreement and any confidential information provided to or learned by the Investors or Samsung Electronics from the Observer shall be subject to such restrictions, and the Observer shall only share confidential information with Samsung C&T or Samsung Electronics having the right to designate and appoint the Observer. The Investors and Samsung Electronics hereby acknowledge that the information and meetings discussed in this section may result in the disclosure of material non-public information regarding the Company to the Observer, the Investors and Samsung Electronics.
7.2Business Collaboration Agreement and SOC Agreement.
(a)Samsung C&T and the Company shall negotiate in good faith and use commercially reasonable efforts to enter into the Business Collaboration Agreement pursuant to Sections 6.1(f) and 6.2(e) hereto, and any ancillary document or documents thereto.
(b)Samsung Electronics and the Company shall use commercially reasonable efforts to enter into the SOC Agreement pursuant to Sections 6.1(g) and 6.2(f) hereto, and any ancillary document or documents thereto.
7.3CFIUS Notice.

The Investors, Samsung Electronics and the Company shall submit, or cause to be submitted to CFIUS as promptly as practicable following the execution of this Agreement, a declaration (“Declaration”) in accordance with 31 C.F.R. Part 800 Subpart D with respect to the transactions contemplated by this Agreement and shall cooperate with each other to provide any information requested by CFIUS, or which the Investors, Samsung Electronics and the Company mutually agree to provide to CFIUS, in each case in connection with the Declaration. If requested or required by CFIUS, or if mutually agreed by the Investors, Samsung Electronics and Company, the Investors, Samsung Electronics and the Company shall submit, or cause to be submitted, to CFIUS (i) as promptly as practicable a draft joint voluntary notice (“CFIUS Notice”) in accordance with 31 C.F.R. Part 800 Subpart E with respect to the transaction contemplated hereby, (ii) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice referenced in clause (i), a formal CFIUS Notice, and (iii) as soon as possible (and in any event in accordance with pertinent regulatory requirements) any other submissions and responses to requests for information that are required to be made to CFIUS, or which the Investors, Samsung Electronics and the Company mutually agree should be made, in each case in connection with the CFIUS Notice. The Investors, Samsung Electronics and the Company shall, and shall cause their respective Affiliates to, use reasonable best efforts to cooperate with each other in connection with any such filing or the provision of any such information (including, to the extent permitted by applicable Law, providing copies, or portions thereof as a result of appropriate redactions to maintain confidentiality of business information, of all such documents or communications to the other party prior to filing or providing to CFIUS and considering all reasonable additions, deletions or changes suggested in connection therewith, consulting with each other in advance of any meeting or conference with CFIUS, giving the other party the opportunity to attend and participate in any such meeting or conference, and keeping each other timely apprised of the status of any communications with, and any inquiries or requests for additional information or documentary material from CFIUS) and in connection with resolving any investigation or other inquiry of any Governmental Authority under the DPA with respect to the Declaration and the CFIUS Notice.
7.4CFIUS Approval.
The Investors, Samsung Electronics and the Company shall use reasonable best efforts to take or cause to be taken all commercially reasonable actions required by CFIUS to obtain the CFIUS Approval; provided however that nothing in this clause shall be construed as requiring (i) any of the Investors, Samsung Electronics or the Company to take any action that would violate any Law applicable to the parties, (ii) any of the Investors, Samsung Electronics or the Company to sell, divest or dispose of any assets or businesses, (iii) the Investors, Samsung Electronics to agree to actions or restrictions relating to the assets or businesses of Investors, Samsung Electronics or their Affiliates apart from the Company, or (iv) the Investors, Samsung Electronics or the Company to otherwise adopt conditions or restrictions that would reasonably be expected to have a Material Adverse Effect on any of the business, assets, results of operations, or financial condition of the Company, the Investors or Samsung Electronics, taken as a whole. The Investors, Samsung Electronics and the Company shall each pay their own fees and expenses in connection with obtaining CFIUS Approval; provided, that the Investors and Samsung Electronics shall be responsible for the filing fees, if any, payable to CFIUS in connection with obtaining CFIUS Approval.
7.5Nasdaq Listing.
The Company shall use reasonable best efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, shall use reasonable best efforts to comply in all respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq (or any other securities exchange) as applicable.
7.6Sale of Shares.
During the period beginning from the date of this Agreement and continuing to and including the date 180 days after the date of this Agreement (the “Restricted Period”), the Investors shall not, and each Investor shall cause its Affiliates not to, without the prior consent of the Company, directly or indirectly, sell, transfer or otherwise dispose of the Shares or otherwise publicly announce any intent to sell, transfer or otherwise dispose of the Shares; provided, that, for the avoidance of doubt, an Investor may freely sell or transfer its Shares to another Investor without being subject to such restriction.
7.7Blue Sky.
The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investors pursuant to this Agreement, and at the request of any Investor, the subsequent resale of Registrable Securities by such Investor, in each case, under applicable state securities or “Blue Sky” Laws and shall provide evidence of any such action so taken to the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.
7.8Registration Rights.
(a)Resale Shelf Registration.
(i)Resale Shelf Registration Statement. The Company agrees to use its reasonable best efforts to (A) no later than 180 days after the Closing, file with the SEC (at its sole cost and expense) a registration statement covering the sale or distribution from time to time by each Investor, on a delayed or continuous basis pursuant to Rule 415 of the 1933 Act (or any similar provision adopted by the SEC then in effect), of all of the Registrable Securities (the “Shelf Registration Statement”), and (B) have the Shelf Registration Statement declared effective as soon as practicable after the filing of such Shelf Registration Statement. The Company agrees to use reasonable best efforts to cause such Shelf Registration Statement to remain effective until the earliest to occur of the following events: (A) the date on which each Investor ceases to hold any Registrable Securities, subject to any requirements under applicable Law, and (B) such time as any then remaining Registrable Securities shall otherwise cease to be Registrable Securities hereunder (the “Effectiveness Period”).
(ii)Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the 1933 Act for any reason at any time during the Effectiveness Period, the Company shall, as soon as reasonably practicable, use its reasonable best efforts to cause such Shelf Registration Statement to again become effective under the 1933 Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to, as soon as reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (the “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the 1933 Act registering the resale from time to time by each Investor thereof of all Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (A) cause such Subsequent Shelf Registration Statement to become effective under the 1933 Act as soon as practicable after the filing thereof and (B) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period.
(iii)Investors’ Cooperation. The Company’s obligations to include the Registrable Securities in the Shelf Registration Statement or Subsequent Shelf Registration Statement are contingent upon each Investor (A) furnishing to the Company such information regarding such Investor, the securities of the Company held by such Investor and the intended method of disposition of the Registrable Securities, as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and (B) executing such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that such Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer any Registrable Securities. The Company will provide a draft of the Shelf Registration Statement or Subsequent Shelf Registration Statement to such Investor for review at least five (5) Business Days in advance of filing.
(b)Company’s Cooperation. Prior to any public offering of the Shares, the Company shall use reasonable best efforts to assist or cooperate with each Investor and its counsel in connection with their registration or qualification of the Registrable Securities for the offer and sale under the securities or blue sky Laws of such jurisdictions reasonably requested by each Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.8(b), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 7.8(b), or (iii) file a general consent to service of process in any such jurisdiction. The Company agrees that nothing in this Agreement shall prohibit any Investor, at any time and from time to time, from selling or otherwise transferring the Shares pursuant to a private placement or other transaction which is not registered pursuant to the 1933 Act; provided, however, that any such sold or transferred Shares shall no longer constitute Registrable Securities and such buyer or transferee shall not assume or otherwise benefit from the rights under this Agreement.
(c)Notice of Material Events. The Company shall notify each Investor as soon as practicable, but in no event later than within one (1) Business Day (at the Company’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any Proceeding for such purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included in any Registration Statement for sale in any jurisdiction or the initiation or threatening of any Proceeding for such purpose; and (iv) subject to the provisions in this Agreement, of the occurrence of any event that requires making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7.8(c) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension and shall not contain any material non-public information regarding the Company). The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to each Investor, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Investor agrees that it will promptly discontinue offers and sales of the Shares using a Registration Statement until each Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company).
(d)Registration Expenses. In connection with the filing of any Registration Statement, the Company agrees to pay (i) all registration and filing fees (including fees with respect to any securities exchange on which the Shares are then listed); (ii) fees and expenses of compliance with securities or blue sky Laws; (iii) reasonable fees and disbursements of counsel for the Company; and (iv) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such registration. It is acknowledged by each Investor, that such Investor shall bear all other expenses related to such registration, including incremental selling expenses relating to the sale of the Registrable Securities, such as brokerage fees and all reasonable fees and expenses of any legal counsel representing each Investor.
7.9Samsung Electronics.
Samsung Electronics shall take all such actions necessary to cause and ensure that its wholly-owned subsidiary, Samsung Electronics Singapore, satisfies and performs its respective obligations under the Transaction Documents.
8.Registration Indemnification.
8.1Registration Indemnification.
(a)To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor and each Person, if any, who controls such Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of such Investor and each Person, if any, who controls such Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement and reasonable and documented expenses, (collectively, “Losses”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC (each, a “Claim”), whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof (“Violations”). The Company shall reimburse each Indemnified Person promptly as such Losses are incurred and are due and payable as incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.1(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the relevant Investor or such relevant Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by such Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, if such in each case if the foregoing was timely made available by the Company; (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a violation; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10.1.
(b)In connection with any Registration Statement or any prospectus, each Investor, severally and not jointly, agrees to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed such Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, but, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, was made or occurs in reliance upon and in conformity with information about the relevant Investor furnished in writing by such Investor to the Company for use in such Registration Statement and reviewed and approved in writing by such Investor expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of any Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 8.1 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 10.1.
(c)Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
(d)The indemnification required by this Section 8.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 8.1 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the Person making it.
(e)The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
(f)To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 8.1 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 8.1 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.
9.Termination.
9.1Termination.
    This Agreement may be terminated at any time prior to the Closing:
(a)by the mutual written consent of the parties hereto, effective as of the date of such mutual written consent unless otherwise provided in such written consent;
(b)by any Investor or the Company, by written notice to the other parties, if any Governmental Authority shall have issued, enacted, entered, promulgated or enforced any Law or Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;
(c)by any Investor (with respect to itself), by written notice to the Company, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements under this Agreement which breach, individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any condition to such Investor’s obligations set forth in Section 6 (Closing Conditions) to be satisfied and such breach or failure (i) is incapable of being cured, or (ii) has not been cured prior to the date that is ten (10) Business Days from the date that the Company is notified in writing of such breach or failure to perform; or
(d)by the Company, by written notice to the Investors, if any Investor has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements under this Agreement which breach, individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any condition to the Company’s obligations set forth in Section 6 (Closing Conditions) to be satisfied and such breach or failure (i) is incapable of being cured, or (ii) has not been cured prior to the date that is ten (10) Business Days from the date that such Investor is notified in writing of such breach or failure to perform.
9.2Effect of Termination.
In the event of termination of this Agreement pursuant to Section 9.1 by any Investor or the Company, written notice thereof shall forthwith be given to the other Party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and become void and of no effect without liability hereunder on the part of such terminating party to the other party, except that Section 8 (Indemnification), this Section 9.2 (Effect of Termination) and Section 10 (Miscellaneous) shall survive any termination of this Agreement; provided that nothing in this Section 9.2 shall relieve or release any party of any liability or damages arising out of such party’s breach of this Agreement prior to termination.
10.Miscellaneous.
10.1Successors and Assigns.
This Agreement may not be assigned by a party hereto without the prior written consent of the Company, Samsung Electronics or each Investor, as applicable; provided, however, that each Investor and Samsung Electronics may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate with the prior written consent of the Company, not to be unreasonably withheld; provided, that such assignee agrees in writing to be bound with respect to the transferred Shares by the provisions hereof that apply to such Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by each Investor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
10.2Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Any suit, action or other proceeding arising out of or relating to this Agreement or the other Transaction Documents shall be brought exclusively in the courts of the State of New York and each of the parties hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding. Each party agrees to commence any action, suit or proceeding relating thereto in the courts of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY

LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
10.3Notices.
All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) if delivered personally or by nationally recognized overnight courier service (costs prepaid), upon delivery, (b) when delivered, if sent by email during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day or, if earlier, upon receipt of confirmation that such email has been read or (c) if sent by mail, upon the earlier of (i) receipt or rejection by the addressee and (ii) three (3) days after mailing by certified or registered mail, postage prepaid and with return receipt requested, in each case to the following addresses, facsimile numbers or email addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):
If to the Company:
Grail, Inc.
1525 O’Brien Drive
Menlo Park, California 94025
Attention: Abram Barth, General Counsel and Secretary; Don Lang, Assoc. General Counsel
E-mail:
With a copy (which will not constitute notice) to:
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attention: Alex Voxman and Ross McAloon
Email:
If to Samsung C&T:
Samsung C&T Corporation
67, Sejong-daero
Jung-gu, Seoul, 04514, Korea
Attention: Jaywoo Kim, Executive Vice President of Life Science Biz. T/F
E-mail:
With a copy (which will not constitute notice) to each of:

Covington & Burling LLP
3000 El Camino Real
5 Palo Alto Square, 10th Floor
Palo Alto, California 94306
Attention: Catharina Min
E-mail:
and

Bae, Kim & Lee LLC
Centropolis B
26 Ujeongguk-ro, Jongno-gu
Seoul 03161, Korea
Attention: Jung Min Jo
E-mail:
If to Samsung Electronics Singapore:
Samsung Electronics Singapore Pte. Ltd.
30 Pasir Panjang Road #17-31,32
Mapletree Business City, Singapore 117440
Attention: Jeffrey Hahn, President
E-mail:

With a copy (which will not constitute notice) to each of:
Covington & Burling LLP
3000 El Camino Real
5 Palo Alto Square, 10th Floor
Palo Alto, California 94306
Attention: Catharina Min
E-mail:
and

Bae, Kim & Lee LLC
Centropolis B
26 Ujeongguk-ro, Jongno-gu
Seoul 03161, Korea
Attention: Jung Min Jo
E-mail:
If to Samsung Electronics:
Samsung Electronics Co., Ltd.

129, Samsung-ro,
Yeongtong-gu Suwon-si
Gyeonggi-do, Korea
Attention: Myungjai Lee, Corporate VP of Corporate Legal office
E-mail:

With a copy (which will not constitute notice) to each of :
Covington & Burling LLP
3000 El Camino Real
5 Palo Alto Square, 10th Floor
Palo Alto, California 94306
Attention: Catharina Min
E-mail:
and

Bae, Kim & Lee LLC
Centropolis B
26 Ujeongguk-ro, Jongno-gu
Seoul 03161, Korea
Attention: Jung Min Jo
E-mail:
Any party may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
10.4Expenses.
Each party shall pay its own costs and expenses in connection herewith, except that the Company shall pay all Transfer Agent fees in connection with the sale and issuance of the Shares to each Investor.
10.5Amendments and Waivers.
Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Samsung Electronics and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding and each future holder of all such Shares and the Company.
10.6Publicity.
Following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC within the time period required by such form and including such disclosures as required by such form with respect to this Agreement and the transactions contemplated herein, such Current Report on Form 8-K to be in a form mutually agreed to by the Company and the Investors. Except as set forth below, no other public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or any Investor without the prior written consent of the Company (in the case of a release or announcement by any Investor) or each Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or each Investor, as the case may be, shall allow each Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing or anything to the contrary in this Agreement, each Investor and Samsung Electronics shall remain subject to the obligations contained in any separate agreement with respect to the non-disclosure or confidentiality of any information provided by the Company to such Investor or Samsung Electronics in connection with such Investor’s or Samsung Electronics' evaluation of the transactions contemplated hereby and acknowledges that the federal securities Laws prohibit the purchase or sale of securities while in possession of material, nonpublic information.
10.7Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereby waive any provision of Law which renders any provision hereof prohibited or unenforceable in any respect.
10.8Entire Agreement.
This Agreement, including the signature pages, Exhibits attached hereto, Appendices attached hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
10.9Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.10Arm’s Length Negotiations.
For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Transaction Documents were determined as a result of arm’s-length negotiations.
10.11Counterparts; Faxes; E-mail.
This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:                         GRAIL, INC.

By: /s/ Sir Harpal Kumar
Name: Sir Harpal Kumar
Title: President of International Business & BioPharma

|US-DOCS\163873662.10||11

INVESTOR:    SAMSUNG C&T CORPORATION

By: /s/ Jaywoo Kim
Name: Jaywoo Kim
Title: Exe. Vice President

|US-DOCS\163873662.10||22

INVESTOR:    SAMSUNG ELECTRONICS SINGAPORE PTE. LTD.

By: /s/ Jeffrey Hahn Jae Pil
Name: Jeffrey Hahn Jae Pil
Title: President

|US-DOCS\163873662.10||11

INVESTOR:    SAMSUNG ELECTRONICS SINGAPORE PTE. LTD.

By: /s/ Minjae Jee
Name: Minjae Jee
Title: CFO

|US-DOCS\163873662.10||11

INVESTOR:    SAMSUNG ELECTRONICS CO., LTD.

By: /s/ Myungjai Lee
Name: Myungjai Lee
Title: V.P.

|US-DOCS\163873662.10||11

Exhibit A
BINDING TERM SHEET FOR COLLABORATION
This binding term sheet (the “Term Sheet”) sets forth a summary of the principal terms relating to the collaboration between GRAIL, Inc. (“GRAIL”) and Samsung C&T Corporation (“SCT”, together with GRAIL, collectively, the “Parties” and each, a “Party”). The Parties shall negotiate in good faith mutually acceptable definitive agreements that contain the terms and conditions set forth in this Term Sheet (the “Definitive Agreements”). This Term Sheet does not purport to contain all of the material terms that would be included in the Definitive Agreements, and any party may propose additional material terms prior to execution of the Definitive Agreements.

1	Term and Termination	Unless earlier terminated by mutual agreement of the Parties, this Term Sheet shall expire upon the earliest of: (i) January 31, 2026 (the “Outside BCA Date”), or (ii) by the execution by the Parties of the Definitive Agreements, unless extended by written consent of the Parties. Notwithstanding any termination or expiration of this Term Sheet, Sections 5 (Governing Law and Jurisdiction) and 7 (Fees and Expenses) shall survive in perpetuity and Section 3 (Confidentiality) shall survive in accordance with the terms of the Existing CDA.
2	Definitive Agreements	The Parties shall negotiate in good faith and use their commercially reasonable efforts to enter into the Definitive Agreements with respect to the matters referred to herein, which shall include without limitation, (i) business collaboration agreement between SCT and GRAIL or its affiliate (the “BCA”), (ii) share purchase agreement among SCT, SEC and GRAIL (the “SPA”), and (iii) any ancillary agreements and documents (collectively comprising the Definitive Agreements, and each individually comprising a Definitive Agreement). The terms, conditions and assumptions set forth herein shall be made a part of the Definitive Agreements.
3	Confidentiality	The Parties incorporate by reference the Confidential Disclosure Agreement [***] (the “Existing CDA”). [***].
4	Binding Effects	The terms of this Term Sheet shall be binding on the Parties.
5	Governing Law and Jurisdiction	This Term Sheet shall be governed by the laws of the State of New York, without reference to its principles of conflicts of law. Any dispute arising out of or relating to this Term Sheet, shall be settled by international arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place and seat of arbitration shall be New York, New York. The language of arbitration shall be English and the decision of the arbitrators shall be final and binding.
6	Fees and Expenses	Each Party shall bear its own costs and expenses incurred in connection with the negotiation, documentation and closing of the transaction
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7	Territory
In this Term Sheet, the “Territory” shall mean the Republic of Korea (“Korea”). SCT and GRAIL may enter into an amendment to the BCA to expand the defined Territory to include Japan and/or Singapore.

During the exclusivity period, and provided that SCT is meeting its exclusivity commitments, including any applicable MVCs (the “Restriction Period”), if GRAIL plans to launch, distribute, or commercialize the Galleri Test in Japan and/or Singapore, whether (a) on its own or (b) in collaboration with a third party, GRAIL shall notify SCT of such plan(s). Such notification shall be made, in the case of (a), sufficiently in advance of the targeted timeline for launching the business and establishing a specific plan thereof, and in the case of (b), in advance of GRAIL initiating any discussions with any third parties for such purpose. In either case, SCT shall have a right of offer or first offer (as applicable) to pursue launch, distribution, or commercialization of the Galleri Test in Japan and/or Singapore (i.e., the relevant country or countries included in such plans), within [***] of such notification. GRAIL and SCT shall engage in good-faith negotiations regarding SCT’s offer for a period of no less than [***] from the date SCT notifies GRAIL of its decision to exercise its aforesaid rights, and in any event, GRAIL shall not during the Restriction Period enter into a contract with any third party under less attractive terms (for GRAIL) in the aggregate than those contained in SCT’s offer; provided, however, that if SCT and GRAIL are unable to enter into an amendment to the BCA pursuant to such negotiations within [***], GRAIL shall be free to execute such launch, distribution or commercialization contract with such third party or any other third party without further obligation to SCT, subject to compliance with the preceding sentence.

Additionally, during the Restriction Period, in the event GRAIL receives an offer from a third party to launch, distribute, or commercialize the Galleri Test in Japan and/or Singapore and GRAIL is seriously entertaining such offer, GRAIL shall notify such third party of the relevant SCT rights in this paragraph, and of the obligation to notify SCT of a reasonably complete summary of the terms of the offer, but not the identity of such third party, which notification to SCT shall be made within thirty (30) days of such receipt. SCT shall then decide whether to proceed with such launch, distribution, or commercialization of the Galleri Test in Japan and/or Singapore (i.e., the relevant country or countries included in such third-party offer), and notify GRAIL of its decision within thirty (30) days. GRAIL shall not enter into a contract with such third party under less attractive terms (for GRAIL) in the aggregate than those terms of the offer delivered to SCT. If SCT decides to proceed, SCT and GRAIL shall negotiate in good faith an amendment to the BCA to cover the specific terms and conditions, which shall not be less attractive (for SCT) in the aggregate than those terms of the offer, for SCT to launch, distribute, or commercialized the Galleri Test in Japan and/or Singapore (i.e., the relevant country or countries included in such third-party offer); provided however that if SCT and GRAIL are unable to enter into such an amendment within sixty (60) days, or if SCT decides not to proceed, GRAIL shall be free to execute such third party launch, distribution or commercialization contract with such third party or any other third party without further obligation to SCT, subject to compliance with the preceding sentence and additional terms to be negotiated in the BCA.
SCT may, at its own discretion, propose to obtain rights to launch, distribute, or commercialize the Galleri Test for Japan and/or Singapore to GRAIL if it deems itself sufficiently capable of launch, distribution, or commercialization of the Galleri Test, and GRAIL shall engage in good-faith discussions regarding such proposals.
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8	Principle of Business Collaboration	SCT and GRAIL agree to collaborate in accordance with the following principles:
(a)    SCT and GRAIL desire to engage in a collaborative relationship aimed at the global expansion of Multi-Cancer Early Detection (MCED) solutions in the Territory, based on each Party’s applicable technologies and commercial capabilities. In pursuit of this collaboration, GRAIL shall leverage its MCED-related technologies and expertise underlying Galleri®, a multi-cancer early detection test (the “Galleri Test”), while SCT shall leverage its market presence and operational capacity in the Territory. The term Galleri Test shall include not only the Galleri Test as of the current date, but also any future version of the Galleri Test or any other MCED Test, the scope of which shall be further defined with more specificity in the BCA. The term “MCED Test” means an early cancer detection test that returns results for more than one type of cancer. Such collaboration does not preclude the Parties from engaging in joint technology development. The collaborative relationship shall take a phased approach, as set forth below.
(i)    In Phase 1, SCT shall be entitled to market and sell the Galleri Test to customers engaged by or on behalf of SCT in the Territory, and GRAIL shall perform the Galleri Test in GRAIL’s CAP accredited, CLIA-certified laboratory in the U.S. (the “U.S. Lab-Based Galleri Service”); while SCT shall coordinate local logistics in the Territory, including sample collection and shipment to GRAIL and other responsibilities set forth in the Phase 1 Implementation Terms (defined below) (collectively, the “Galleri Test Send Out”).
(ii)    In Phase 2, upon Phase 2 Commencement Confirmation (as defined below), SCT shall perform wet lab aspects of the Galleri Test through a Korea-based laboratory (the “Korean Lab”) operated by SCT or a Korean company which SCT has invested or shall invest in (the “SCT-Invested Company”), and related services thereto in the Territory (the “Korean Lab-Based Galleri Service”), and, as necessary for the Korean Lab-Based Galleri Service, and GRAIL shall transfer to SCT certain technologies, related documentation, and know-how to enable SCT to successfully perform wet lab aspects of the Galleri Test and related services pursuant to the BCA (the “Know-How”).
(b) If launching of the Galleri Test Send-Out, or the Korean Lab-Based Galleri Service, is materially delayed due to any Party’s fault, the Party at fault may be subject to damages or penalties to be negotiated and set forth in the BCA.
9	Roles & Responsibility	SCT shall be responsible for: (a) making the agreed investment under the Stock Purchase Agreement entered into among the Parties (the “SPA”) on the date hereof;
(b) in connection with Phase 2, establishing and operating a laboratory in Korea, either directly or through investment in another company, that meets the testing requirements and specifications for the Korean Lab-Based Galleri Service to the extent agreed in the BCA; and,
(c)    leading commercial activities for the Galleri Test in the Territory, including, without limitation, obtaining regulatory approvals, complying with local applicable laws, conducting any necessary clinical development activities, and pursuing national health reimbursement, at SCT’s cost (including for clinical development activities the Galleri Test at a cost-plus level), all in accordance with the terms of the BCA.
GRAIL shall be responsible for:
(a)    in Phase 2, to the extent agreed in the BCA, transferring certain wet lab Know-How necessary for the Korean Lab-Based Galleri Service;
(b)    providing technical, regulatory, and documentation support required for commercialization of the Galleri Test in the Territory;
(c)    providing to SCT for consideration, through the JSC or otherwise, input on commercialization of the Galleri Test in the Territory; and
(d) providing input on clinical trials, clinical development, regulatory approvals, and reimbursement strategy.
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10	Joint Steering Committee	Upon the effectiveness of the BCA, a joint steering committee (the “JSC”) shall be established for collaborating, overseeing, managing, and making decisions regarding the Galleri Test Send-Out and, after Phase 2 Commencement Confirmation, the Korean Lab-Based Galleri Service in the Territory. The JSC shall be composed of an equal number of members appointed by SCT and GRAIL. The detailed provisions regarding the JSC, including specific matters to be referred to the JSC, number of committee members, decision making requirements, operational methods and procedures, voting and the mechanisms for resolving deadlock, shall be determined by mutual agreement of the Parties and specified in the Definitive Agreements.
11	Galleri Test Send-Out and Korean Lab-Based Galleri Service	For the Galleri Test and related services in the Territory during the period of the Galleri Test Send-Out and thereafter, SCT and GRAIL agree to the approach as set forth below:
Phase 1: Galleri Test Send-Out
Phase 1 shall commence on the date when the Galleri Test is commercially launched in Korea (the “Launch Date”). During this phase, SCT shall coordinate local logistics and customer engagement, while GRAIL shall perform the U.S. Lab-Based Galleri Service.
Phase 1 shall terminate upon the earliest of:
(a)    Phase 2 Commencement Confirmation;
(b)    termination upon mutual agreement of both Parties; and
(c)    termination or expiration of the BCA.
The duration of Phase 1 may be extended upon the decision of the JSC. Phase 1 termination rights in addition to those specified herein shall be agreed in the BCA.
Phase 2: Korean Lab-Based Galleri Service
Major commencement requirements for Phase 2 shall be specified in the BCA. Phase 2 shall commence upon successful completion of Galleri Test validation by SCT or SCT-Invested Company at its facilities operated in Korea, as would be further detailed in the BCA, and subject to confirmation by the JSC (the “Phase 2 Commencement Confirmation”).
GRAIL shall transfer certain wet lab Know-How necessary for the Korean Lab-Based Galleri Service to be performed through the laboratory operated by SCT or SCT-Invested Company in Korea pursuant to the BCA (the “Technology Transfer”). For clarity, the Technology Transfer for the wet lab would not include transfer of technologies, documentation, and know-how required to perform the bioinformatics, software processing and data analysis aspects of the Galleri Test, which technologies will be retained by GRAIL and such functions will continue to be performed by GRAIL in Phase 2.

The duration of Phase 2 shall be three (3) years from the Phase 2 Commencement Confirmation and shall automatically renew for successive three (3) years periods unless either Party provides notice of its intention not to renew at least six (6) months prior to the expiration of then current term. Phase 2 termination rights in addition to those specified herein shall be agreed in the BCA.

SCT and GRAIL agree that the BCA shall include termination rights including rights to terminate for material breach which shall be defined in the BCA
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12	Ordering Provider Responsibilities	SCT shall require and ensure that all the healthcare professionals under its direction and control (whether employees, consultants, or agents) who may order and/or deliver results of the Galleri Test (the “Ordering Provider”): (i) read any educational materials, labeling, and product information, which includes, among other information, a description of the Galleri Test and its instructions for use, warnings, risks, benefits and limitations, and attend any educational training made available or required by GRAIL (which may be performed remotely); (ii) utilize his/her own medical and clinical judgment in determining whether to order the Galleri Test and be in complete and exclusive control of all such medical judgments; and (iii) conduct all aspects of the Galleri Test ordering and results reporting in accordance with the highest standards of medical practice and all applicable laws.
13	Galleri Test Send-Out Responsibilities	SCT Responsibilities
Prior to the Launch Date, in accordance with the Implementation Terms (defined below), SCT shall prepare a translated Galleri Test order requisition form (the “TRF”) to enable Ordering Providers to request the Galleri Test and a translated Galleri Test results report (the “TRR”) to deliver the Galleri Test results in the Territory, with any change as required by local laws.
For each test ordered by an Ordering Provider, SCT shall provide logistical and administrative support, including the following activities (the “Order Requisition Services” and the “Result Delivery Services”):
(a)    Provision of specimen collection kits to medical institutions;
(b)    Receipt and verification of completed TRFs;
(c)    Collection of patient consent forms, as required, and blood specimens from patient(s) (the “Specimens”);
(d)    Coordination of Specimen logistics and delivery to GRAIL; and
(e)    Delivery of the TRR from GRAIL to the applicable Ordering Provider.
In addition, SCT agrees to perform the implementation activities set forth at the implementation terms and conditions set forth at Attachment 1 (the “Phase 1 Implementation Terms”).
GRAIL Responsibilities
For each Galleri Test performed under the Galleri Test Send-Out model, GRAIL’s responsibilities shall also include the following:
(a) Performance of the Galleri Test only upon receipt of a complete, valid TRF and the Specimens, in accordance with GRAIL’s operative internal procedures applicable to the Galleri Test;
(b) Provided GRAIL is able to process the Specimens and generate a TRR, issuance of a TRR in the agreed PDF format and transmission of the TRR in accordance with the applicable laws and regulations via an agreed method;
(c)    Provided Specimens collection, handling, and shipping adhere to GRAIL’s instructions and the TRF is properly completed and submitted, GRAIL shall endeavor to provide a TRR to the Ordering Provider within a number of business days of receiving the Specimen to be specified in the BCA, without any representation or warranty with respect to timing; and,
(d)    Provision of timely status updates during the testing process, as well as education and training support to SCT’s personnel upon reasonable request in connection with medical affairs
GRAIL may not be able to process the Specimens or to provide the TRRs to the Ordering Providers in certain instances, including but not limited to: (i) Specimens lost or damaged prior to delivery at GRAIL laboratory; (ii) contaminated Specimens; (iii) incomplete or inaccurate information on the TRF; (iv) the patient canceling the Galleri Test; (v) the Ordering Provider canceling the Test; and (vi) shipping delays. The Specimens collected from patients who are twenty-one (21) years old or younger or who are pregnant shall not be processed.
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14	Compensation and Settlement for the Galleri Test Send-Out
SCT and GRAIL shall conduct a monthly settlement for all Galleri Tests completed for the period of the Galleri Test Send-Out. For each Galleri Test, GRAIL shall process the test and provide a test results report for the price of $[***]. The price and rebate schedule set forth in this Term Sheet is for Korea only; should SCT and GRAIL enter into an amendment to expand the territory to Japan and/or Singapore, pricing for each country shall be negotiated as part of the amendment negotiation. GRAIL shall invoice SCT on a calendar month basis for all TRRs delivered to SCT in the preceding calendar month. Rebate amounts (the “Rebates”) shall be creditable or payable to SCT in accordance with the terms and conditions set forth at Attachment 2, as stated therein.
Additional specific terms for compensation and settlement shall be detailed in the Definitive Agreements.

15	Commercialization Plan	Details related to sales and marketing activities, including FTE allocation, budget, and execution process, shall be agreed upon by GRAIL and SCT.
16	Technology Transfer Framework for the Korean Lab-Based Galleri Service	Major terms relating to the Technology Transfer shall be agreed upon in the BCA.
During Phase 1, SCT may request to initiate negotiations of an amendment to the BCA to enable the Korean Lab-Based Galleri Service in the Territory at any time after FDA approval of Galleri Test, and GRAIL and SCT shall negotiate in good faith to establish specific terms of the Korean Lab-Based Galleri Service and all of the GRAIL and SCT obligations and activities required for implementation, including but not limited to plans for the Technology Transfer, GRAIL’s support plans, capability assessment, validation process, compliance and security assessment and arrangements for the Technology Transfer payment and compensation for Korean Lab-Based Galleri Service, to enable the SCT or SCT-Invested Company to commence the Korean Lab-Based Galleri Service within the timeframe to be agreed in the BCA.
17	Exclusivity	Phase 1: Galleri Test Send-Out
[GRAIL’s Exclusivity Obligations]
GRAIL shall not itself or through any affiliate or third-party engage, appoint, or authorize any third party to launch, distribute, or commercialize the Galleri Test or any other MCED Test for five (5) years from the Launch Date in the Territory, provided that such exclusivity obligation shall be subject to SCT meeting the MVC requirements (as further described
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below) beginning three (3) years after the Launch Date. The specific conditions applicable to such exclusivity obligations, including MVCs for the remaining two (2) years, shall be further agreed in the BCA. GRAIL’s exclusivity obligations shall automatically lapse to the extent that: (i) there is any material breach by SCT of its obligations under this BCA which are not remedied by SCT within thirty (30) days of being notified by GRAIL (the BCA will include reasonable key performance indicators to enable GRAIL to assess SCT’s performance against SCT’s obligations under the BCA), (ii) any Restricted SCT Entities or any subsidiary of SCT in which SCT owns more than 50% ownership of the stocks engages in launch, distribution, or commercialization of any MCED Test in Korea, Japan, or Singapore during the period of five (5) years from the Launch Date, or (iii) the BCA is terminated. For clarity, in the event GRAIL’s exclusivity obligation ends or lapses in accordance with the BCA, e.g., if SCT fails to satisfy the MVCs set out in the BCA during relevant periods, the appointment of SCT as distributor in the Territory shall automatically become non-exclusive.
[SCT’s Exclusivity Obligations]
SCT and the Restricted SCT Entities shall not itself or through any affiliate or third-party launch, distribute, or commercialize any MCED Test other than the Galleri Test (the “Competitors’ MCED”) in Korea, Japan, and Singapore for five (5) years from the Launch Date.
For the avoidance of doubt, this exclusivity obligation shall not apply to any agreement or business activities of any affiliate or third party that is not a Restricted SCT Entity, and nothing in this Agreement shall restrict or otherwise affect SCT and Restricted SCT Entity from:
(a)    investing, directly or indirectly, in any companies, including but not limited to (i) companies engaged in business related to any liquid biopsy products or services; provided, however, that with respect only to companies conducting MCED business, e.g. developing, selling or otherwise commercializing an MCED Test or announced or disclosed intentions to develop, sell, or otherwise commercialize an MCED Test, neither SCT nor any SCT Restricted Entity receives the right to designate or appoint a board observer, board director, or other similar position in the invested company as part of its investment or for so long as it holds such investment, or (ii) companies that provide the clinical trial sample analysis services (including medical data analysis service) to pharmaceutical companies; and,
(b) provided that SCT and each applicable Restricted SCT Entity is in compliance with the confidentiality terms of the BCA, performing and supporting basic or fundamental research on liquid biopsy, including biomarker development and validation.
Phase 2: Korean Lab-Based Galleri Service
Grail and SAMSUNG shall have exclusivity obligations to be further agreed in the BCA for three (3) years from the Phase 2 Commencement Confirmation. The conditions for the extension of such exclusivity period shall be agreed upon at the time of its expiration.

Transfer of Exclusivity Obligations
During Phase 1, prior to commencement of implementation activities required for Phase 2, which shall be specified in more detail in the BCA, and in any case prior to any Technology Transfer, each party may, with prior consent of the other party, transfer such rights (together with all related rights and obligations) to its affiliates.

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18	Minimum Volume Commitment	The minimum volume commitment (the “MVC”) for the Galleri Test Send Out (and the Korean Lab-Based Galleri Service, as applicable) shall not be required for SCT until the date three (3) years after the Launch Date.
SCT and GRAIL shall further agree on the MVC for Galleri Test Send Out (the Korean Lab-Based Gallery Service, as applicable) for each year during remaining collaboration period (calculated from the commencement date of each phase).
19	Specimens and Data during Galleri Test Send Out	As between SCT and GRAIL, GRAIL owns all rights, title and interest in and to the Specimens and shall have sole right to use and analyze the Specimens and any related data consistent with the permissions granted by the relevant patient(s) and applicable laws. SCT shall have no access to (i) the Specimens after they are transferred to GRAIL and (ii) such related data.
20	Specimens and Data during Korean Lab-Based Galleri Service	SCT and GRAIL expect that the BCA would address rights to the Specimens and data during the Phase 2 Korean Lab-Based Galleri Service.
21	Regulatory and Clinical Cooperation	SCT and GRAIL shall cooperate in good faith and use commercially reasonable efforts to obtain all regulatory approvals necessary for the commercialization of the Galleri Test in the Territory and perform activities to support clinical development activities necessary therefor. SCT will have primary responsibility for conducting activities required for regulatory approvals and clinical development in the Territory at its own cost and GRAIL will reasonably cooperate and assist SCT in such endeavors. The specific clinical development and regulatory responsibilities of each Party in the respective phases of the collaboration shall be as specified in the Definitive Agreement. Ownership of the Regulatory Approvals in the Territory shall be as set forth in the BCA. In the case of SCT ownership of regulatory approvals, SCT would transfer the regulatory approvals to GRAIL upon any termination of the agreement on a country-by-country basis
22	Determination of Risk Factors; Cancer Signal Detected Rate	The Galleri Test is intended for use in adults with an elevated risk for cancer, such as those aged 50 or older. SCT is solely responsible for determining the ages and other risk factors for those for whom the Galleri Test may be ordered by an Ordering Provider. SCT acknowledges that GRAIL has not yet examined the performance of the Galleri Test in the Territory or in all elevated cancer risk populations and performance of the Galleri Test could vary in those populations. SCT acknowledges the cancer signal detected rate for those under age 50, regardless of other factors contributing to an elevated risk for cancer, may be lower than for those aged 50 and older.
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23	Joint Announcement	Upon each date of execution of (i) the SPA and this Term Sheet, and (ii) the BCA, the Parties agree that they intend to make a joint public announcement regarding the respective transaction (each, a “Joint Announcement”). The content, timing, and method of a Joint Announcement shall be subject to the prior written approval of the Parties, which approval shall not be unreasonably withheld or delayed; with the expectation that the initial Joint Announcement include the equity investment in GRAIL by SEC and SCT; a business collaboration between GRAIL and SCT to commercialize the Galleri Test in Korea, with a possible extension of the Territory to Japan and Singapore as described in the Term Sheet; and a subsequent Joint Announcement upon execution of the BCA, which announcement GRAIL and SCT expect to make no later than the Outside BCA Date (or shortly thereafter, for example if a later date is agreed in the BCA).

Except for the Joint Announcement, neither Party shall issue any press release or make any public statement regarding the collaboration without the prior written consent of the other Party, unless required by applicable law, regulation, or stock exchange rule (in which case the disclosing Party shall, to the extent legally permissible, consult with the other Party in advance and consider in good faith any comments provided).
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By signing below, the Parties hereby agree to and acknowledge the foregoing provisions of this Term Sheet.

SAMSUNG C&T CORPORATION GRAIL Inc.

By: /s/ Jaywoo Kim Name: Jaywoo Kim Title: Exe. Vice President Date: 10/16/2025	By: /s/ Sir Harpal Kumar Name: Sir Harpal Kumar Title: President of International Business & BioPharma Date: October 16, 2025

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ATTACHMENT 1
PHASE 1 IMPLEMENTATION TERMS

[***]
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ATTACHMENT 2
REBATE TERMS AND CONDITIONS

Definitions
The defined terms in the Terms and Conditions apply to these Rebate Terms and Conditions.

Determination
Rebates shall be determined based on [***] under the BCA in a particular Applicable Year (to be defined in the BCA) (“Yearly Volume”) [***] (each, a “Test Purchase”), [***]. The Rebate amount per Test Purchase [***] is set forth below:

Annual Volume of Test Purchases for Applicable Year	Test Price (Net)	Rebate per Test Purchase
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Credit (or Payment)
[***].

Calculation of Rebates Amount
[***].
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Exhibit B

STRATEGIC AND OPERATIONAL COLLABORATION AGREEMENT

    This STRATEGIC AND OPERATIONAL COLLABORATION AGREEMENT (this “Agreement”) is made and entered into as of [], 2025, by and between GRAIL, INC., a corporation organized under the Laws of the State of Delaware, United States of America (the “Company”) and SAMSUNG ELECTRONICS CO., LTD., a corporation organized under the Laws of the Republic of Korea (“Samsung Electronics”).

    WHEREAS, the Company, Samsung Electronics and SAMSUNG C&T CORPORATION (“Samsung C&T”) have entered into that certain Stock Purchase Agreement dated on or around the date hereof, pursuant to which Samsung Electronics and Samsung C&T agreed to purchase a certain number of shares of common stock of the Company on the terms and conditions set forth therein (such transaction, the “Transaction”); and

    WHEREAS, concurrently with the Transaction and in anticipation of the building of a mutually beneficial relationship, the Company and Samsung Electronics intends to explore and pursue certain collaboration opportunities as set forth herein.

    NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Strategic Collaboration Opportunities. The parties hereto agree to engage in good faith discussions regarding collaboration opportunities in the areas of precision medicine, precision diagnostics, data, and sequencing platforms (the “Strategic Collaboration Opportunities”). Such discussions shall include, without limitation: (i) technical and commercial partnerships with the objective to assess capabilities and explore feasibility of Galleri test compatibility with next generation sequencing equipment from Samsung Electronics and/or its partner companies, such partnerships to be formed on arm’s length basis; and (ii) based on Samsung Electronics’ health platform, (1) supporting the planned genomic-lifestyle longitudinal clinical research and (2) integration of planned Samsung Electronics’ health data platform with the Company’s technologies and data.
2.Strategic Collaboration Committee. Promptly following the consummation of the Transaction, the Company shall establish a strategic collaboration committee (the “Committee”). The members of the Committee shall be comprised of [two (2)] representatives of the Company[, including certain executives of the Company to be agreed between the parties hereto] and [two (2)] representatives of Samsung Electronics. The Committee shall hold periodic meetings to discuss in good faith the Strategic Collaboration Opportunities, including implementation of any Strategic Collaboration Opportunities, which shall be convened at least once [every three (3) months]. At each meeting of the Committee, the Company and Samsung Electronics shall (i) consider any reasonable proposals or suggestions made by other Party
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regarding any Strategic Collaboration Opportunity in good faith and (ii) discuss the key steps and timeline for the implementation of such proposals and suggestions.

3.Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the shares of common stock of the Company is converted into the equity securities of another person, from and after the effective time of such transaction, such person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such person. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Any suit, action or other proceeding arising out of or relating to this Agreement shall be brought exclusively in the courts of the State of New York and each of the parties hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding. Each party agrees to commence any action, suit or proceeding relating thereto in the courts of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.Expenses. Each party hereto shall pay its own costs and expenses in connection herewith.

6.Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

7.Publicity. Except as set forth below, no other public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior written consent of the other party hereto (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of
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any securities exchange or securities market, in which case each party shall allow the other party to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

8.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.Entire Agreement. This Agreement, including the signature pages, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

10.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.Counterparts; Faxes; E-mail. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

[signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

GRAIL, INC.
By: _______________________ Name: Title:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

SAMSUNG ELECTRONICS CO., LTD.
By: _______________________ Name: Title:

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